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                                                                   EXHIBIT 10.31
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                                 LOAN AGREEMENT

                                   dated as of

                                 August 22, 1997

                                 by and between

                     EVERGREEN INTERNATIONAL AIRLINES, INC.

                                       and

                             UT FINANCE CORPORATION

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                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, by and between EVERGREEN INTERNATIONAL AIRLINES, INC., an Oregon corporation (the "Borrower"), and UT FINANCE CORPORATION, a Delaware corporation (the "Lender"), is dated as of August 22, 1997.

     WHEREAS, the Borrower operates a fleet of 747 aircraft which are powered by Pratt & Whitney JT9D-7 engines (the "Engines"); and

     WHEREAS, the Borrower has entered into that certain JT9D-7 Series Engine Maintenance Service Agreement dated as of August 22, 1997 (the "Overhaul Agreement") with United Technologies Corporation, a Delaware corporation acting through its Pratt & Whitney Group, P&W Eagle Services ("PWES"), pursuant to which PWES has agreed to overhaul up to twenty five (25) of the Engines; and

     WHEREAS, pursuant to the Overhaul Agreement, the Borrower is required to have paid to PWES, in respect of each Engine, an amount equal at least to twelve and one-half percent 12.5% of the estimated cost of the work to be performed on that Engine on or prior to the date that such overhaul work is completed;

     WHEREAS, the Borrower has requested that the Lender provide financing to Borrower in order to finance that portion of the amount due to PWES under the Overhaul Agreement in respect of each Engine that is not required to be paid prior to the date that such overhaul work is completed; and

     WHEREAS, the Borrower is a wholly-owned affiliate of Evergreen International Aviation, Inc., an Oregon corporation (the "Guarantor"), and the Guarantor is willing to guarantee the obligations of the Borrower hereunder, under the Note and under the Other Note (as hereinafter defined); and

     WHEREAS, the Lender is willing to provide the requested financing on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

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SECTION 1. DEFINITIONS.

     For the purposes of this Agreement, the terms defined in this Section shall have the meanings set out below (capitalized terms not defined in this Section 1 shall have the meanings ascribed to them in other parts of this Agreement):

     "Borrower Obligation" means any obligation of the borrower (a) to pay to the Lender the principal of and interest on the Note; and (b) to pay, satisfy, or perform any other obligation to the Lender arising under this Agreement, including, without limitation, all costs and expenses and reasonable attorneys' fees incurred by the Lender for the protection, preservation, or enforcement of its rights and remedies arising under this Agreement, the Note or the Other Note.

     "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New York City, or Hartford, Connecticut are authorized by law to close.

     "Chase Credit Agreement" means that certain Credit Agreement dated as of May 7, 1997 among the Guarantor, Evergreen Holdings, Inc., The Chase Manhattan Bank, and the Subsidiary Borrowers and the Evergreen Lenders named therein.

     "Chase Participation Agreement" means that certain Participation Agreement dated as of May 7, 1997 among the Borrower, the Guarantor, Evergreen Holdings, Inc., The Chase Manhattan Bank, Boomer Air, Inc., and First Security Bank, National Association, as Owner Trustee.

     "GAAP" means generally accepted United States accounting principles consistently applied.

SECTION 2. AMOUNT AND TERMS OF LOAN.

     2.1 (a) Loan; Use of Loan Proceeds. Subject to the terms and conditions of this Agreement, the Lender agrees to make a series of loans (each being a "Loan") to the Borrower as Engine overhauls performed by PWES under the Overhaul Agreement are completed. Only one Loan shall be made in respect of each Engine. The proceeds of each Loan shall be provided at a closing (each a "Closing") to be held in respect of each Engine, and each Closing shall be hold on the date that the overhaul for each Engine is completed and the Engine has been accepted by, and is ready to be shipped to, Borrower (each a "Closing Date"). The proceeds of the Loan shall be used exclusively to pay PWES under the Overhaul Agreement for the overhaul work on the Engine for which the Loan is being provided, and shall be paid by the Lender directly to PWES. The Lender shall not be obligated to provide any of the Loans unless all of the conditions precedent contained herein shall have been met on and as of each Closing Date. Nothing contained herein shall; (i) relieve the Borrower of its obligation to pay any and all amounts due to PWES under the Overhaul Agreement, or (ii) obligate PWES to deliver any engine to the Borrower until it has been paid in full for the overhaul work on that Engine.

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          (b)  Calculation of Loan Amount.

               (i) Pursuant to the Section 9.1 of the Overhaul Agreement, PWES is obligated: (A) to provide the Borrower with an estimate of the cost of the overhaul of each Engine (the "Estimated Cost") after each Engine is delivered to PWES's facility and (B) thereafter to provide the Borrower a partial invoice ten days prior to the forecasted engine ship date reflecting the actual cost of the overhaul through such date and containing an estimate of the remaining costs to be incurred (the "Partial Invoice Amount"). The Borrower is obligated, pursuant to Section 9.3 of the Overhaul Agreement: (I) to pay $100,000 upon Engine induction and thereafter to pay 4.2% of the value of the Estimated Cost of each Engine to PWES, monthly, in advance, until the Engine overhaul is complete, and
(II) to pay the greater of (x) the remaining balance of the Estimated Cost of each Engine or (y) the Partial Invoice amount (less payments actually made in respect of such Engine to the extent not reflected in the Partial Invoice) on the applicable Closing Date (the "Engine Release Amount"). The Loan in respect of each Engine shall be in an amount equal to the Engine Release Amount; provided, however, that the total amount of each Loan shall not exceed eighty seven and one half percent (87.5%) of the applicable Estimated Cost (unless the Partial Invoice Amount is greater than the Estimated Cost, in which event such Loan may exceed such limit by the amount by which the Partial Invoice Amount exceeds the Estimated Cost). The Loan amount in respect of any Engine may include the value of any payments suspended by Borrower pursuant to Section 7.5 of the Overhaul Agreement with respect to such Engine; provided, however, that the limitation concerning the maximum amount of each Loan contained in the immediately preceding sentence shall apply in such event.

               (ii) Pursuant to the Overhaul Agreement, PWES is obligated to provide the Borrower with a final calculation of the cost of the overhaul of each Engine (the "Final Cost") after the Closing Date for such Engine. In the event that the Engine Release Amount with respect to any Engine exceeds the Final Cost of the overhaul for that Engine, then the amount of such excess shall be deducted from the principal amount of the Loan for such Engine, and an appropriate notation shall be made on the Grid (as hereinafter defined) for such Engine. Conversely, in the event that the Final Cost with respect to any Engine exceeds the Engine Release Amount for that Engine, then the amount of such excess shall be added to the principal amount of each Loan for such Engine, and an appropriate notation shall be made on the Grid (as hereinafter defined) for such Engine. The principal amount of the Note shall be increased or decreased pursuant to this Section 2.1(b)(ii) as of the date that the notation is made on the applicable Grid (as hereinafter defined), and the remaining principal payments relating to such Grid (as hereinafter defined) shall be adjusted accordingly. Additionally, in the event PWES issues any additional invoices in respect of an Engine after the Final Cost has been determined, then the value of any such invoice shall be added to the principal balance on the Grid relating to such Engine.

               (iii) The Borrower hereby agrees that any amount due from any affiliate of the Lender to any affiliate of the Borrower (an "affiliate Obligation") on any Closing Date shall be subtracted from the Loan being provided to the Borrower on such

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Closing Date, and thereupon such Affiliate Obligation shall be deemed satisfied.
The parties further agree that, with respect to Affiliate Obligations arising after the final Closing Date, the value of such Affiliate Obligations may be discharged by reducing the principal balance of each such Grid at such point by the value of the quotient determined by dividing the value of any such Affiliate Obligations by the number of Grids.

     2.2 Interest. Each Loan shall bear interest at a rate of interest equal to the prime lending rate of Citibank, N.A., New York, New York in effect from time to time plus one and one-half percent 1.5%) (the "Interest Rate"). The Interest Rate shall be computed on the basis of a 36O-days year and actual number of days elapsed. The Note shall bear interest on any overdue principal and, to the maximum extent permitted by applicable law, on any overdue interest, at the Interest Rate plus two percent (2%). Interest shall be payable in respect of each Loan monthly in arrears on each Payment Date (as hereinafter defined) in respect of the entire principal outstanding as of such Payment Date (as hereinafter defined). The Lender shall determine the Interest Rate in effect for each period, shall calculate the interest due two days prior to each Payment Date, and shall promptly notify the Borrower of such calculation.

     2.3 Promissory Note. All of the Loans shall be evidenced by a single promissory note (the "Note") substantially in the form of Exhibit I hereto. The Note shall have attached to it a series of grids (each a "Grid"), one Grid for each Loan corresponding to the Engine on which the overhaul work under the Overhaul Agreement was (or will be) completed. Each Grid shall be created and administered by the Lender, and all notations made thereon by the Lender shall be binding on the Borrower absent manifest error. Each Grid and the notations thereon may be computer generated, in the option of the Lender. A copy of each Grid shall be provided to the Borrower as notations are made thereon by the Lender. The value of each Loan shall be noted on the applicable grid on each Closing Date and shall be in the amount of the principal amount of the Loan then being advanced to the Borrower. All interest accrued, all payments of principal and interest, a running balance, and adjustments, if any, required by Section 2.1(b)(ii) hereof shall be noted on each Grid as and when such obligations, payments or adjustments are incurred or made.

     2.4  Payments.

          (a) Payments. The principal amount of each Loan shall be repaid in twenty-one (or less, if the provisions of the last sentence of this Section 2.4(a) apply) consecutive and equal monthly installments of principal plus accrued interest. Payments shall be made on the fifteenth calendar day of each month (each a "Payment Date"), commencing with the first such date following the Closing Date. In respect of each Loan, the Borrower shall pay, on the twenty-first Payment Date after its Closing Date (a "Final Payment Date"), all remaining amounts due under the Note for such Loan, including interest and overdue interest, if any. If any Payment Date is not a Business Day, then such payment shall be made on the next succeeding day which is a Business Day. Notwithstanding the reference to the twenty-one Payment Dates for each Grid described above, in the event that the Borrower makes more than three monthly payments (or, but for Section 7.5 of the Overhaul Agreement, would have made three monthly payments) to PWES under the Overhaul Agreement before the proceeds of the

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Loan with respect to such Engine are disbursed hereunder, then in such event the number of Payment Dates shall be reduced by the number of such additional payments made by the Borrower to PWES (or, but for Section 7.5 of the Overhaul Agreement, would have been made), and the Final Payment Date shall be moved forward accordingly.

          (b) Voluntary Prepayments. The Borrower shall have the right at any time or from time to time, upon prior written notice to the Lender specifying the Loan being repaid, to prepay all or any portion of any Loan, without premium or penalty. Any prepayment shall be applied to principal installments in the inverse order of their maturity.

     2.5 Application of Payments. Except as otherwise expressly provided herein, all payments received by the Lender from the Borrower in respect of each Loan shall be applied:

          firstly, to overdue interest, if any;

          secondly, to expenses and other amounts (other than principal) due hereunder;

          thirdly, to any interest then due;

          fourthly, to any principal payments then due; and

          fifthly, to the prepayment of any outstanding principal.

     2.6 Method of Payment. Unless otherwise provided in this Agreement, all payments or prepayments made or due hereunder (including, but not limited to, payments with respect to the Note) shall be made in U.S. dollars in immediately available funds to the Lender prior to 2:00 p.m., New York City time, on the date when due, by wire transfer to the bank account identified in the Note.

     2.7 Taxes. All sums payable by the Borrower hereunder or under the Note, whether of principal, interest, overdue interest, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamps, duties, fees, deductions, charges, withholdings, and all other similar types of liabilities with respect to such sums payable hereunder or under the Note.

     2.8 Maximum Exposure. Notwithstanding anything contained herein to the contrary, the Lender shall not be obligated to provide the proceeds of any Loan if, immediately after such proceeds being provided, the sum of (i) all amounts outstanding hereunder and under the Note, (ii) all amounts outstanding under the Other Note (as defined in section 4.8 hereof), and (iii) all amounts due but unpaid to PWES under the Overhaul Agreement, and (iv) the value of all other Affiliate Obligations, if any, would exceed $20,000,000.00.

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SECTION 3. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows as of the date hereof and as of the Closing Date and as of the date of each disbursement of any portion of the Loan:

     3.1 Existence and Capitalization. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon and is duly qualified to do business and is in good standing as a foreign corporation in all other jurisdictions in which failure to so qualify would have a material adverse effect on its ability to conduct its operations or own its properties.

     3.2 Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Agreement and the Note and to perform and observe the provisions thereof, all of which have been duly authorized by all necessary corporate action. By executing and delivering this Agreement and the Note and by performing and observing the provisions thereof, the Borrower will not (a) violate any existing provision of its certificate of incorporation or by-laws or violate or otherwise become in default under any contract, law, order, regulation, or other obligation binding upon it, or (b) cause the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever, upon any of the Borrower's property, except as provided herein. This Agreement and the Note have been duly authorized and executed and are valid and binding upon the Borrower and are enforceable against the Borrower, except to the such enforcement may be limited by applicable bankruptcy, insolvency, and other laws of general application affecting the rights and remedies of creditors. The Borrower has the requisite corporate power and authority to own its properties and to carry on its business as now or proposed to be conducted.

     3.3 Litigation and Proceedings. No litigation or proceeding is pending or, to the best of the Borrower's knowledge, threatened against the Borrower or which calls into question the validity or enforceability of this Agreement or the Note or the ability of the Borrower to meet the obligations being assumed hereunder.

     3.4 Compliance. The Borrower is not in material violation of any statute, ordinance, regulation, order, judgment, or decision of any federal, state, county, municipal, or governmental agency, court or authority applicable to it or its property or the conduct of its business; the Borrower has not violated or breached in any material respect the provisions of any material indenture, note, lease, or other agreement or instrument to which it is a party or by which it is bound; nor does there exist any material default, or any event or situation which, with the giving of notice or the lapse of time, or both, could become a default under any such indenture, note, lease, or other agreement or instrument.

     3.5 Statements not Misleading. No statement, representation, or warranty made by the Borrower in or pursuant to this Agreement or the Note contains any untrue statement of a material fact, nor omits to state a material fact necessary to make such statement not misleading.

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     3.6 Consents or Approvals. No consent, approval, or authorization of, or filing, registration, or qualification with, any governmental authority or any other Person is required to be obtained by the Borrower in connection with the execution, delivery, performance, or enforceability of this Agreement or the Note other than those that have been obtained and are in full force and effect.

SECTION 4. CONDITIONS PRECEDENT.

Unless waived in writing by the Lender in advance, the commitment of the Lender to provide the proceeds of the Loans is subject to the satisfaction (or written waiver) of the following conditions precedent on or prior to the first Closing
Date:

     4.1 Note. The Borrower shall have executed and delivered to the Lender the Note.

     4.2 Guaranty. The Guarantor shall have executed and delivered to the Lender a Guaranty, substantially in the form of Exhibit 2 hereto, pursuant to which the Guarantor guarantees the performance of the Borrower hereunder and under the Note.

     4.3 Corporate Documents. The Borrower shall have delivered to the Lender such corporate documents as the Lender may deem necessary to evidence the authority of the Borrower to enter into this Agreement and the Note and to evidence the incumbency of those officers of the Borrower executing and delivering this Agreement and the Note.

     4.4 Representations, Warranties and Covenants. As of each Closing Date, all representations and warranties set forth in this Agreement shall be true and correct in all material respects, all covenants shall have been complied with in all material respects and no Event of Default shall then exist.

     4.5 Material Adverse Change. As of each Closing Date, the Lender shall have determined that no change shall have occurred since the first Closing Date with respect to the Borrower's financial condition or business prospects which would, in the sole judgment of the Lender, materially adversely affect the ability of the Borrower to meet its obligation hereunder or under the Note.

     4.6 No Default; Compliance. As of each Closing Date, the Borrower shall certify that: (i) all representations and warranties of the Borrower in Section 4 hereof are true in all material respects; (ii) no Event of Default or possible default exists under this Agreement, the PWES Agreement, the Chase Credit Agreement, or the Chase Participation Agreement; and (iii) the Borrower has performed all obligations and taken all actions to be performed or taken by it at or prior to the date of the Closing Date.

     4.7 Legal Opinions. The Borrower and the Guarantor shall have caused its counsel to deliver to the Lender a legal opinion in form and substance reasonably satisfactory to the Lender.

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     4.8 Other Obligations. The Borrower shall have executed and delivered to
Lender that certain promissory note describing a principal amount of $4,223,291.63 (the "Other Note") and Borrower shall not be in default of its obligations thereunder.

     4.9 Other Documents. The Borrower shall have delivered to the Lender such other certificates, agreements, and documents, in form and substance satisfactory to the Lender, as the Lender reasonably may request.

SECTION 5. AFFIRMATIVE COVENANTS.

     The Borrower agrees that so long as this Agreement remains in effect or any Borrower Obligation remains unpaid or unfulfilled, the Borrower will perform and observe all of the following provisions unless the Lender expressly permits in writing the non-performance or nonobservance of any of such provisions.

     5.1 Notice. The Borrower shall notify the Lender promptly, but in any event within five Business Days of its discovery thereof, (a) whenever any Event of Default occurs hereunder, (b) whenever any action, suit, or proceeding is commenced by or against the Borrower which, if adversely determined, would result in a material, adverse change in the business, properties, prospects, or financial condition of the Borrower, and (c) whenever any material, adverse change occurs in the business, properties, prospects, or financial condition of the Borrower.

     5.2 Continued Existence; Compliance with Law. The Borrower shall comply in all respects with its certificate of incorporation. The Borrower shall preserve, renew and keep in full force and effect its existence as a corporation and its material rights, licenses, certificates, and permits, and shall comply in all material respects with all laws, rules, regulations, ordinances, orders and judgments applicable to it. The Borrower will obtain, renew, and extend all of the foregoing rights, certificates, permits, licenses, certificates of compliance and the like which may be necessary for the continuation of the operation of its business and will give prompt written notice to the Lender of
(a) any citation or order relating thereto, (b) any lapse, suspension, revocation, rescission or other termination thereof, (c) any alleged breach or violation thereof by the Borrower or any other Person, (d) any proceeding relating thereto, or (e) any refusal of any person to grant or extend the same.

     5.3 Information and Inspection. The Borrower and the Guarantor shall furnish the Lender, as soon as practicable after the end of each fiscal quarter (but in no event not later than 45 days thereafter) a copy of the unaudited financial statements (including but not limited to balance sheet, income statement and cash flow statement) of the Borrower and the Guarantor prepared in accordance with GAAP (and all of which, in respect of the Guarantor, must be provided on a consolidated basis). The Borrower and the Guarantor shall also furnish to the Lender from time to time, upon request, full information pertaining to any covenant, provision, or condition hereof. At all reasonable times and as often as the Lender may reasonably request, upon reasonable notice, the Borrower and the Guarantor shall permit any authorized representative designated by the Lender to visit and inspect any of the properties of

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the Borrower and the Guarantor and to take extracts therefrom, and to discuss the Borrower's and Guarantor's affairs, finances, and accounts with the management of the Borrower and Guarantor.

     5.4 Payment of Taxes. The Borrower will pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or any of its property or assets, or any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon its property; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Borrower shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Borrower and its independent public accountants.

     5.5 Payment of Other Indebtedness; Etc. Except as to matters being contested in good faith and by appropriate proceedings or other appropriate action, the Borrower will pay promptly when due, or in conformance with customary trade terms, all other indebtedness, liabilities and obligations incident to the conduct of its business.

SECTION 6. NEGATIVE COVENANTS.

     6.1 Amendments or Waivers. The Borrower shall not materially amend or cancel or consent to the material amendment or cancellation of the Chase Credit Agreement, the Chase Participation Agreement, or any other loan agreement (or waive a material right thereunder) in any manner that might have the effect of materially and adversely affecting the rights of the Lender hereunder.

SECTION 7. EVENTS OF DEFAULT.

     Each of the following shall constitute an Event of Default hereunder:

     7.1 Payments. If any installment of principal or interest on the Note shall not be paid in full on the date that the same shall be due and payable.

     7.2 Covenants; Guaranty.

          (a) If the Guaranty shall for any reason whatsoever cease to be in full force and effect (unless the Guaranty is released pursuant to Section 9.12 hereof.

          (b) If the Borrower shall fail or omit to perform, observe or satisfy any other agreement, covenant, or provision contained or referred to any other Section of this Agreement and such failure shall not have been fully corrected within thirty days after Borrower's receipt from the Lender of written notice that such condition is to be remedied.

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     7.3 Warranties. If any representation, warranty, or statement made in or pursuant to this Agreement or the Note shall be false or erroneous in any materia1 respect when made.

     7.4 Borrower's Solvency. If the Borrower or the Guarantor shall:

          (a) cease operating as an air carrier or lose its certification to operate as an air carrier, or

          (b) generally not pay its debts as such debts become due, or

          (c) make a general assignment for the benefit of creditors, or

          (d) apply for or consent to or acquiesce in the appointment of a receiver, a custodian, a trustee, or liquidator of all or a substantial part of its assets, or

          (e) file a voluntary case in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy reorganization, insolvency, or other proceeding (whether federal or state) relating to relief of debtors, or

          (f) suffer or permit to continue unstayed and in effect for sixty consecutive days any judgment, decree, or order, entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of the Borrower approves a petition seeking its reorganization or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, or liquidator for the Borrower or of all or a substantial part of its assets.

     7.5 Challenge to Enforceability. If the validity or enforceability of any material provision of this Agreement, the Note, the Other Note, or the Guaranty shall be contested by legal action by the Borrower or the Guarantor, or the Borrower or Guarantor shall deny that it or he has any further liability or obligation hereunder or thereunder.

     7.6 Cross-Default. If there shall occur a default or event of default under the Chase Credit Agreement, the Chase Participation Agreement, or under the PWES Agreement, the Other Note, or under any other agreement between Borrower or Guarantor and any affiliate or subsidiary of Borrower or Guarantor and Lender and any subsidiary or affiliate of Lender.

SECTION 8. REMEDIES.

     8.1 Acceleration. If any Event of Default shall occur, the Lender may, at its option and by written notice to the Borrower, accelerate the maturity of all Borrower Obligations, whereupon all Borrower Obligations shall become and thereafter be immediately due and

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payable in full without any presentment or demand and without any further or other notice of any kind, except as provided herein, all of which are hereby waived by the Borrower. In such event, the Lender shall not be obligated to provide any additional Loan proceeds.

     8.2 Automatic Defaults. If any Event of Default referred to in Section 7 shall occur, the principal of and interest on the Note, then outstanding, and all of the other Borrower Obligations shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand, or notice of any kind, which are hereby waived by the Borrower.

     8.3 Other Remedies.

     (a) Upon an Event of Default hereunder, and during the continuation thereof, the Lender may exercise any other right, power, or remedy as may be provided herein, in this Agreement, the Note or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Borrower for any amount due either before, during, or after any proceedings, including but not limited to any and all legal fees and expenses incurred by the Lender in pursuing all such remedies.

SECTION 9. MISCELLANEOUS.

     9.1 Interpretation. Each right, power, or privilege specified or referred to in this Agreement or the Note is in addition to any other rights, powers, or privileges that the Lender may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by the Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised independently or concurrently with others and as often and in such order as the Lender may deem expedient. The Lender in its sole discretion may from time to time grant the Borrower waivers and consents in respect to this Agreement, but no such waiver or consent shall bind the Lender unless specifically granted in writing. The provisions of this Agreement shall bind and benefit the Borrower, the Lender, and their respective successors and permitted assigns. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions hereof. This Agreement and the Note constitute the entire agreement among the parties on the subject matter hereof.

     9.2 Notices. All notices, requests, demands, directions, and other communications given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including telegraphic communication), shall be effective upon receipt and shall be delivered or sent by first class, certified, return receipt requested, or first class express mail or

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overnight air courier service, or by telecopy with confirmation in writing, in all cases with postage or charges prepaid, to the applicable party, addressed:

     (a)  If to the Lender, to;

          UT Finance Corporation
          400 Main Street, M/S 133-54
          East Hartford, Connecticut 06108
          ATTENTION: President

          Telephone: (860) 565-7364
          Facsimile: (860) 565-0187

     (b)  If to the Borrower, to:

          Evergreen International Airlines, Inc.
          3850 Three Mile Lane
          McMinnville, Oregon 97128
          ATTENTION: President

          Telephone: (503) 472-9361
          Facsimile: (503) 434-4217

or otherwise in accordance with any unrevoked written direction from any party to any other party hereto.

     9.3 Further Assurances. From time to time, the Borrower shall execute and deliver to the Lender such additional documents as the Lender may reasonably require to carry out the purposes this Agreement or to preserve and protect the rights of the Lender as contemplated herein or therein.

     9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.5 Survival of Agreements. All covenants, agreements, representations, and warranties made in this Agreement shall survive any investigation and each Closing Date, and shall continue in full force and effect so long as any of the Borrower Obligations remains to be performed or paid.

     9.6 Modifications. No modification or amendment of this Agreement shall be effective unless signed by the parties hereto. No waiver by the Lender of any right, power, or remedy under this Agreement shall be effective unless given in writing by the Lender.

     9.7 Termination. This Agreement shall terminate when all amounts due hereunder or under the Note shall have been paid in full and all other obligations hereunder or thereunder shall have been fully performed, so long as the Lender has no further obligation to advance sums hereunder.

     9.8 Confidentiality. The Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to legal counsel, accountants and other professional advisors to the Lender, (b) to regulatory officials, (c) as required by law, regulation or legal process, (d) in connection with any legal proceeding to which the Lender is a parry.

     9.9 Assignment. The Lender shall have the right to assign any of its interest in this Agreement or under the Note or to assign any of its rights or delegate any of its obligations hereunder to any other party. The Borrower may not assign all or any portion of this Agreement or the Note without the prior written consent of the Lender.

     9.10 Choice of Law. This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in all respects in accordance with the laws of the State of New York (without regard to the choice of law provisions thereof).

     9.11 Consent to Jurisdiction.

     (a) Each party hereto irrevocably submits to the jurisdiction of any Federal court sitting in the Southern District of New York in any action or proceeding arising out of or relating to this Agreement or the Note, and each party hereto irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State of New York or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     (b) Nothing in this Section 9.11 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any action or proceeding against the other party or its property in the courts of any other jurisdictions. The consents to jurisdiction set forth in this Section 9.11 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose-except as provided in this Section 9.11 and shall not be deemed to confer rights on any person other than the parties to this Agreement.

     9.12 Regarding the Guaranty

The obligation to provide and maintain in full force and effect the Guaranty required by Section 4.2 hereof shall be discharged if:

          (i) on February 28, 1999: (1) the Borrower has made all payments due under the Note and the Other Note as and when due thereunder from time to time, (2) the Borrower is not in default of its obligations hereunder and under the Note, under the Other Note, or under either the Chase Credit Agreement or the Chase Participation Agreement. (3) the Borrower and the Guarantor shall be in full compliance with all financial covenants in each of the Chase Credit Agreement and the Chase Participation Agreement(including but not limited to those relating to those contained in Article VI of the Chase Credit Agreement and in Article VII of the Chase Participation Agreement) as such covenants exist as of the date hereof, and (4) Borrower or any affiliate of Borrower is not then in default of any other obligation to Lender or any affiliate of Lender, or

          (ii) at any point after the aggregate outstanding principal balance under the Note and the Other Note is less than $7,500,000; provided, however, that in such event the Lender shall be relieved of any and all obligations hereunder to provide additional Loan proceeds hereunder; and provided, further, however, that in such event, and so long as no Event of Default shall have occurred hereunder, Borrower may cause the Guaranty to be reissued by Guarantor, in which event additional Loans may be provided hereunder.

Should the Guaranty be discharged pursuant to the immediately preceding sentence, then: (i) the parties shall thereupon enter into a written acknowledgment, executed by both parties, confirming that the Guaranty has been discharged (it being understood that the Guaranty shall not be deemed to be discharged until such time as such acknowledgment is executed by both parties), and (ii) the Interest Rate shall be increased to the prime lending rate of Citibank, N.A., New York, New York in effect from time to time plus two percent (2%) with effect from the moment of discharge.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

EVERGREEN INTERNATIONAL AIRLINES, INC.


By:  /s/ Larry K. Lane
     -----------------------------------
Its: PRESIDENT


UT FINANCE CORPORATION


BY:  /s/ Paul Oddi
     -----------------------------------
Its: PRESIDENT

                                                                       EXHIBIT 1

                                 PROMISSORY NOTE

US $20,000,000.00                                                August 22, 1997

     FOR VALUE RECEIVED, the undersigned, EVERGREEN INTERNATIONAL AIRLINES, INC., a corporation organized and existing under the laws of the State of Oregon (the "Borrower"), hereby promises to pay to United Technologies Corporation, Pratt & Whitney Group, a Delaware corporation (the "Lender") at such place as the Lender or any subsequent holder hereof may specify, in lawful money of the United States of America, the principal sum of equal to the lesser of Twenty Million U.S. Dollars (US $20,000,000.00) and the aggregate outstanding amount of principal determined pursuant to that certain Loan Agreement dated as of August 22, 1997 between the Borrower and the Lender (the "Loan Agreement"). The principal amount of this Note shall be repaid as provided in the Loan Agreement.

     Interest on the outstanding principal amount of this Note shall accrue at the prime rate in effect from time to time plus one and one-half percent (the "Interest Rate") and shall be calculated on the actual principal outstanding from time to time. The Interest Rate shall be computed on the basis of a 360-day year and actual number of days elapsed. For purposes hereof, the "prime rate" shall mean the prime lending rate of Citibank, N.A., New York, New York in effect from time to time. The Lender shall determine the Interest Rate in effect for each period, shall calculate the interest due two days prior to each Payment Date, and shall promptly notify the Borrower of such calculation. The Interest Rate may be increased pursuant to Section 9.12 of the Loan Agreement.

     The Borrower shall pay interest on overdue principal (and on overdue interest, to the extent permitted by law), from and after the day which is five days after such payment was due, on demand at a rate equal to the Interest Rate plus two percent; provided, however, that the rate of interest shall in no event exceed the maximum rate, if any, permitted under applicable law.

     Payment shall be made to the Lender in U.S. Dollars and in immediately available funds before 2:00 P.M., New York City time, by transfer to the following account:

          Citibank, N.A.
          New York, New York

          For credit to: UT Finance Corporation
          Account No. 00059088
          ABA Ref. No.021000089
          Reference: Evergreen Grid Note

     This Note is the Note referred to in the Loan Agreement. The holder of this
Note is entitled to the benefits of the Loan Agreement and may enforce the agreement of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. Reference is made to the Loan Agreement for a description of the nature and extent of the rights of the holders of this Note in respect thereof.

     In the event that the due date of any payment due hereunder is not a Business Day, then Borrower shall make such payment on the next succeeding Business Day. This Note may be prepaid by the Borrower, in full or in part, at any time without premium of penalty, in accordance with the provisions of the Loan Agreement.

     In the event Borrower shall fail to pay any installment of principal or interest under this Note as such installment becomes due and payable, or in the event of an appointment of a receiver, trustee, or custodian for any part of the property of the Borrower, or the assignment for the benefit of creditors by the Borrower or inability of the Borrower to meet its obligations as they become due, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against the Borrower, then the Lender shall have the option, time being of the essence, without notice or demand, to declare the unpaid balance of this Note and accrued interest thereon at once due and payable. The Borrower and endorsers severally waive diligence, presentment, demand, protest and notice of every kind, and warrants to the Lender that all actions and approvals required for the execution and delivery of this Note as the legal, valid and binding obligations of the undersigned, enforceable against it in accordance with the terms hereof, have been duly taken and obtained. The non-exercise by the Lender or any subsequent holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     In the event that any action, suit or proceeding is brought by the Lender or any subsequent holder hereof to collect this Note, the undersigned shall be liable for all costs and expenses of collection, including without limitation, reasonable attorney's fees and disbursements.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                          EVERGREEN INTERNATIONAL AIRLINES, INC.


                                          By:
                                              ----------------------------------
                                          Its:

                                                                       EXHIBIT 2

                                    GUARANTY

This Guaranty is entered into as of August 22, 1997 by Evergreen International Aviation, Inc., an Oregon corporation with its principal executive offices at McMinnville, Oregon (the "Guarantor"), in favor of UT Finance Corporation, a corporation organized and existing under the laws of Delaware (the "Corporation").

Whereas, in consideration of the entry into effect of that certain Loan Agreement dated as of the date hereof (the "Loan Agreement") between the Corporation and Evergreen International Airlines, Inc., a corporation organized and existing under the laws of Oregon (the "Borrower"), the Guarantor has agreed to enter into this Guaranty on the terms set forth herein.

1. The Guarantor hereby absolutely, unconditionally, and irrevocably guarantees (as primary obligor and not as a surety), for the benefit of the Corporation, its successors, endorsees and assigns, (i) the due and punctual payment by the Borrower of the principal and interest on the Note and the Other Note evidencing the Loans and loans by the Lender, together with all other amounts now or hereafter payable by the Borrower under the loan Agreement, the Note, or the Other Note, and (ii) the performance by the Borrower of any and all obligations pursuant to the terms and conditions of the Loan Agreement (the "Obligations"). If the Borrower defaults in the payment of any Obligation when due according to its terms, promptly after written demand by the Corporation for payment has been received by the Guarantor, the Guarantor will pay to the Corporation the total amount of Obligations then due by the Borrower. This Guaranty shall remain in full force and effect until all of the Obligations shall have been irrevocably satisfied or paid in full. The Guarantor shall pay all costs and expenses, including attorney's fees and expenses, incurred in connection with the enforcement of the Obligations or in connection with the enforcement of the obligations of the Guarantor hereunder. This Guaranty shall be an absolute, unconditional, and continuing guaranty of payment, shall not be subject to any counterclaim, setoff, deduction, abatement, or defense based upon any claim the Guarantor may have against the Lender or any affiliate of Lender, or by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting any of the Obligations, and shall not be discharged released, or in any way affected by any circumstance or condition, whether or not known to the Guarantor. This Guaranty may be discharged only as described in Section 9.12 of the Loan Agreement.

2. The Guarantor agrees that the Corporation may resort to the Guarantor for payment of any of the Obligations whether or not the Corporation shall have resorted to any collateral therefor or shall have proceeded against the Borrower or any other obligor principally or secondarily liable with respect to any of the Obligations. The Corporation shall not be obligated to file any claim relating to the Obligations in the event the Borrower becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of the Corporation so to file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Corporation in respect of any Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. The Guarantor's guarantee herein made is a guarantee of performance and not of collection.

3. Guarantor agrees that the Corporation may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Borrower or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge, or release thereof, in whole or in part, or for any modification of the term thereof or any agreement between the Corporation and the Borrower or any such other party or person, without in any way impairing or affecting this Guarantee. The Guarantor hereby waives: (i) notice of the acceptance of this Guarantee and the Obligations presentment, demand for payment, notice of dishonor, and protest (ii) any requirement for the enforcement, assertion, or exercise of any right, remedy, power, or privilege under or in respect of the Obligations, (iii) any requirement of diligence, (iv) any requirement that the Borrower be joined as a party to any proceedings for the enforcement of any provision of this Guaranty, and (v) acceptance of this Guaranty or any notice of intention to rely thereon.

4. The Guarantor agrees that for so long as this Guaranty remains in effect, it shall not (a) merge or consolidate with any person, or permit the Borrower to merge or to consolidate with it, well, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or purchase, lease, or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets, business or product line of any person, (except that Guarantor may act in accordance with the exceptions delineated in Sections 6.05 (a)(i) through 6.05
     (a)(vii) of the Chase Participation Agreement (as defined in the Loan Agreement), but subject to the proviso immediately thereafter); or (b) sell, transfer or otherwise dispose of any capital stock of the Parent Company or any Subsidiary (as such terms are defined in the Chase Participation Agreement) or issue any capital stock of the Parent Company or any Subsidiary unless such capital stock is sold, transferred or otherwise disposed of as permitted by Section 6.02 (b) of the Chase Participation Agreement.

5. No failure on the part of the Corporation to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Corporation of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Corporation or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Corporation at any time or from time to time.

6. The Guarantor hereby represents and warrants that this Guarantee constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

7. All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing, and shall be delivered by hand, by registered mail, or by facsimile transmission , addressed to the Guarantor at:

     Evergreen International Aviation, Inc.
               3850 Three Mile Lane
               McMinnville, Oregon 97128
               ATTENTION: President

               Telephone: (503) 472-9361
               Facsimile: (503) 434-4217

     or to such other address or facsimile number as the Guarantor shall have notified the Corporation in written notice to the Corporation.

8. This Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations have been paid in full.

9. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, U.S.A., without regard to conflict of laws provisions.

10. This instrument embodies the entire agreement between the Guarantor and the Corporation. There are no promises, terms, conditions or obligations other than those contained herein, and this Guaranty agreement shall supersede all previous communications, representations or agreements, either oral or written, of the Guarantor or the Corporation with respect to the subject matter hereof. No provision of this Guaranty may be changed or amended except by an instrument in writing signed by the Corporation and the Guarantor expressly referring to the provisions of this Guaranty to which such instrument relates.

11. The Guarantor hereby waives, relinquishes, and releases any rights or claims which it may now have or hereafter have regarding contribution, subrogation, and/or reimbursement from or by the Borrower whether directly or indirectly, it being the intent that said Guarantor shall not, in any way, become a creditor of the Borrower by reason of the payment of any sum to the Lender pursuant to this Guaranty.

IN WITNESS WHEREOF, the Guarantor has affixed its signature as of the day and year first written above.

EVERGREEN INTERNATIONAL AVIATION, INC.


By:
    ---------------------------------
Its: